EXHIBIT 99.1

VisionWave Signs Definitive Agreement to Acquire Controlling Interest in Meteor Aerospace

Proposed Acquisition Would Expand VisionWave into Advanced Unmanned Systems, Electronic Warfare, C4ISR and National Defense Architecture Solutions

West Hollywood, Calif., June 30, 2026 – VisionWave Holdings, Inc. (Nasdaq: VWAV) (“VisionWave” or the “Company”), a defense technology company developing advanced artificial intelligence, autonomous systems and next-generation security technologies, today announced that it has entered into a definitive binding agreement to acquire a 51% controlling interest in Meteor Aerospace Ltd., a privately held Israeli aerospace and defense company recognized for its portfolio of advanced unmanned systems, precision defense technologies and integrated national security solutions.

Under the agreement, Meteor Aerospace is valued at a pre-money equity valuation of $40 million. Upon satisfaction of customary closing conditions, including successful flight validation of Meteor’s Impact-700 unmanned aerial platform and completion of legal, financial and technical due diligence, VisionWave will acquire 51% of Meteor through the issuance of VisionWave common stock having an aggregate value of approximately $20.4 million.

Founded by Itzhak Nissan, former President and Chief Executive Officer of Israel Aerospace Industries (IAI), Meteor Aerospace has developed a diversified portfolio of aerospace and defense technologies, including:

•	Tactical and strategic unmanned aerial vehicles (UAVs);

•	Unmanned ground vehicles (UGVs);

•	Unmanned surface vessels (USVs);

•	Long-range precision loitering munition systems;

•	Electronic warfare (EW) and SIGINT technologies;

•	Command, Control, Communications, Cyber and Battlefield Management (C4ISR) systems;

•	Integrated sovereign defense and homeland security architectures.

Unlike traditional defense manufacturers focused on a single product category, Meteor has positioned itself as an integrated defense technology company capable of delivering complete multi-domain operational solutions spanning air, land, sea and electronic warfare environments.

Upon completion of the transaction, VisionWave expects to obtain a controlling interest in Meteor Aerospace, appoint a majority of its Board of Directors and integrate Meteor’s technologies into VisionWave’s rapidly expanding global defense technology platform.

The agreement also provides for the continued involvement of Meteor founder Itzhak Nissan, who is expected to continue leading Meteor’s technological activities following closing as Chief Technology Director.

Douglas Davis, Executive Chairman and Chief Executive Officer of VisionWave, stated:

“This agreement represents and the proposed transaction will represent a significant strategic milestone in VisionWave’s history assuming we are able to close the transaction. This proposed transaction just does not represent another defense company—we would be adding decades of aerospace engineering excellence, advanced autonomous platforms, electronic warfare capabilities, battlefield command-and-control technologies and a highly experienced management team with an exceptional heritage in the global defense industry.”

Mr. Davis continued:

“Combined with VisionWave’s existing artificial intelligence, advanced sensing and defense technology initiatives, we believe this transaction has the potential to create a diversified defense technology platform capable of addressing rapidly growing global demand for autonomous systems, integrated battlefield solutions and sovereign security modernization.”

The proposed acquisition remains subject to customary closing conditions, including successful completion of the agreed flight validation – which is a material event, satisfactory due diligence and other conditions contained in the definitive acquisition agreement. There can be no assurance that the transaction will be completed on the terms described, or at all.

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a defense and advanced sensing technology company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and fixed-site environments. The Company’s website is https://www.vwav.inc

About Meteor Aerospace Ltd.

Meteor Aerospace Ltd. is an Israeli aerospace and defense company specializing in advanced unmanned aerial, ground and maritime systems, electronic warfare technologies, precision strike solutions, C4ISR systems and integrated sovereign defense architecture. The company was founded by Itzhak Nissan, former President and Chief Executive Officer of Israel Aerospace Industries. Meteor Aerospace Ltd website is: https://www.m-aerospace.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition by VisionWave Holdings, Inc. (“VisionWave” or the “Company”) of a 51% controlling interest in Meteor Aerospace Ltd. (“Meteor”); the anticipated timing and completion of the transaction; the satisfaction of the conditions to closing, including the successful completion of the flight validation of the Meteor Impact 700; the expected benefits, strategic rationale and synergies of the transaction; the integration of Meteor’s products, technologies and personnel; the Company’s future operations, growth and expansion; and the Company’s intended use of the acquired technologies. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, but not limited to, the failure to successfully complete the flight validation of the Meteor Impact 700, which is a binding condition to closing; the failure to satisfy or waive the other conditions to closing, including the satisfactory completion of the Company’s legal, financial, operational, technical, aerospace, cybersecurity, export-control, intellectual property and commercial due diligence; the risk that the transaction is not completed on the anticipated timeline or at all; the share-based nature of the consideration, the determination of the number of shares issuable based on the volume weighted average price of VisionWave common stock prior to closing, and the resulting dilution to existing stockholders; risks relating to the resale of, and the contractual lock-up applicable to, the shares to be issued; the failure to obtain required regulatory, governmental and export-control approvals under applicable U.S. and Israeli law; risks associated with integrating Meteor’s business, technologies and personnel; the Company’s ability to retain key personnel, including Meteor’s founder; risks of operating in Israel and in the global defense and aerospace industry, including geopolitical, security, regulatory and supply-chain conditions; the results of due diligence and the accuracy of the representations made to the Company; the Company’s need for, and ability to obtain, additional capital; and general economic, market and industry conditions, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contact: investors@vwav.inc